SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ PreliminaryProxy Statement	☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

NATUS MEDICAL INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Friday, June 11, 2004

9:00 a.m.

TO OUR STOCKHOLDERS:

The 2004 Annual Meeting of Stockholders of Natus Medical Incorporated will be held on, Friday, June 11, 2004, at 9:00 a.m. local time at our headquarters, located at 1501 Industrial Road, San Carlos, California 94070 for the following purposes:

1.	To elect two Class III directors to serve for a three-year term;

2.	To ratify the appointment of BDO Seidman, LLP as our independent public accountants for the fiscal year ending December 31, 2004; and

3.	To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Stockholders who owned shares of our stock at the close of business on Friday, April 16, 2004 are entitled to attend and vote at the meeting. A complete list of these stockholders will be available during normal business hours for ten days prior to the meeting at our headquarters located at 1501 Industrial Road, San Carlos, California 94070. A stockholder may examine the list for any legally valid purpose related to the meeting. The list also will be available during the annual meeting for inspection by any stockholder present at the meeting.

Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in the accompanying reply envelope.

For the Board of Directors of

NATUS MEDICAL INCORPORATED

JAMES B. HAWKINS

President and Chief Executive Officer

San Carlos, California

April 29, 2004

YOUR VOTE IS IMPORTANT

PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

i

(continued)

ii

NATUS MEDICAL INCORPORATED

PROXY STATEMENT FOR THE

2004 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

The board of directors of Natus Medical Incorporated, a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2004 Annual Meeting of Stockholders to be held at 9:00 a.m. local time on Friday, June 11, 2004 at our headquarters, located at 1501 Industrial Road, San Carlos, California 94070. Our internet website is www.natus.com.

This proxy statement contains important information regarding our annual meeting. Specifically, it identifies the proposals on which you are being asked to vote, provides information you may find useful in determining how to vote, and describes the voting procedures.

We use several abbreviations in this proxy statement. We may refer to our company as “Natus.” The term “proxy materials” includes this proxy statement, as well as the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2003.

We are sending the proxy materials on or about May 5, 2004 to all our stockholders as of the record date, April 16, 2004. Stockholders who owned Natus common stock at the close of business on April 16, 2004 are entitled to attend and vote at the annual meeting. On the record date, we had approximately 16,648,177 shares of our common stock issued and outstanding. We had 133 stockholders of record as of the record date and believe that our common stock is held by more than 2,850 beneficial owners.

Voting Procedures

As a stockholder, you have the right to vote on certain business matters affecting our company. The two proposals that will be presented at the annual meeting, and upon which you are being asked to vote, are discussed in the sections entitled “Proposal One,” and “Proposal Two.” Each share of Natus common stock you own entitles you to one vote. The enclosed proxy card indicates the number of shares you own. You can vote by returning the enclosed proxy card and proxy in the envelope provided or by attending the annual meeting.

Every stockholder voting on Proposal One to elect two directors may cumulate such stockholder’s votes and give to one of the candidates to be elected a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder is entitled, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than the number of directors to be elected. No stockholder shall be entitled to cumulate votes unless such candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the annual meeting, prior to the voting, of the intention to cumulate the stockholder’s votes. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Methods of Voting

Voting by Mail.    By signing and returning the proxy card according to the enclosed instructions, you are enabling our chief executive officer and our vice president finance, who are named on the proxy card as “proxies” or “attorneys-in-fact” to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

Your shares will be voted in accordance with the instructions you indicate on the proxy card. If you submit the proxy card, but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the nominees for Class III directors identified in Proposal One; and

•	FOR the ratification of the appointment of BDO Seidman, LLP as our independent public accountants for the fiscal year ending December 31, 2004.

If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please submit your proxies according to the instructions on each proxy card to ensure that all of your shares are voted. We encourage you to consolidate multiple accounts by contacting your broker, if you hold your shares through a brokerage account, or otherwise through our transfer agent, EquiServe Trust Company, N.A. at (781) 575-3120. Please note that shares held in certain types of accounts cannot be consolidated with other accounts. For example, retirement and non-retirement accounts generally cannot be consolidated.

Voting in Person at the Meeting.    If you plan to attend the annual meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name, but if you wish to vote at the meeting, you will need to bring with you to the annual meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the annual meeting. In order to do this, you may either:

•	sign and return another proxy bearing a later date;

•	provide written notice of the revocation to James B. Hawkins, our President and Chief Executive Officer, prior to the time we take the vote at the annual meeting; or

•	attend the meeting and vote in person.

Quorum Requirement

A quorum, which is a majority of our outstanding shares as of the record date, must be present in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting or if you submit a properly executed proxy card.

Votes Required for Each Proposal

The votes required and method of calculation for the proposals to be considered at the annual meeting are as follows:

Proposal One—Election of Directors.    The two Class III director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors.

Proposal Two—Ratification of BDO Seidman, LLP as Independent Accountants.    Ratification of BDO Seidman, LLP as our independent public accountants will require the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy.

You may vote either “for” or “withhold” your vote for the director nominees. You may vote “for,” “against,” or “abstain” from voting on the proposal to ratify BDO Seidman, LLP as our independent public accountants.

Abstentions and Broker Non-Votes

If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on the proposal to ratify the appointment of BDO Seidman, LLP as our independent public accountants, your abstention will have the same effect as a vote against the proposal.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.

Proxy Solicitation Costs

We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. We expect our transfer agent EquiServe Trust Company, N.A. to tabulate the proxies and act as inspector of the election.

Deadline for Receipt of Stockholder Proposals for 2005 Annual Meeting

As a stockholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission and our bylaws. Proposals of our stockholders intended to be presented for consideration at our 2005 annual meeting of stockholders must be received by us no later than January 5, 2005, in order that they may be included in the proxy statement and form of proxy related to that meeting. Additionally, the advance notice provisions of our bylaws require that any stockholder proposal be submitted in writing and received by us not less than 60 days in advance of the date of our proxy statement in connection with the previous year’s annual meeting. As a result, we must receive the stockholder proposals to be raised at the 2005 annual meeting no later than March 6, 2005. However, if the date of our annual meeting is changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by a stockholder to be timely must be received a reasonable time before the solicitation is made. The advance notice must be accompanied by the information required by our bylaws. If a stockholder does not provide timely notice in accordance with our bylaws, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

SUMMARY OF PROPOSALS

The board of directors has included two proposals on the agenda for our annual meeting. The following is a brief summary of the matters to be considered and voted upon by our stockholders.

Proposal One—Election of Directors

We have a classified board of directors currently consisting of two Class I directors, Ken Ludlum and Mark D. Michael, three Class II directors, Doris Engibous, William M. Moore and William New, Jr., M.D., Ph.D., and two Class III directors, James B. Hawkins and David Nierenberg. Mr. Nierenberg is not standing for reelection at the annual meeting. Our existing Class I and Class II directors will serve until our annual meetings of stockholders to be held in 2005 and 2006, respectively, and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

Our board of directors has nominated James B. Hawkins and Robert A. Gunst as nominees at the annual meeting to serve as our Class III directors. If elected, Mr. Hawkins and Mr. Gunst will serve as directors until the annual meeting of stockholders in 2007, and until their successors are elected and qualified or until their earlier resignation or removal. Additional information about the election and a brief biography of each of our directors and nominees, including Mr. Hawkins and Mr. Gunst, begins on page 6.

Our board of directors recommends a vote for the nominees.

Proposal Two—Ratification of Appointment of Independent Public Accountants

The second proposal is to ratify the appointment of BDO Seidman, LLP as our independent public accountants for the fiscal year ending December 31, 2004. More information about this proposal begins on page 11.

Our board of directors recommends a vote to ratify the appointment of BDO Seidman, LLP as our independent accountants for the fiscal year ending December 31, 2004.

Other Matters

Other than the proposals listed above, our board of directors does not intend to present any other matters to be voted on at the meeting. Our board of directors is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934, as amended.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

We have a classified board of directors currently consisting of two Class I directors, Ken Ludlum and Mark D. Michael, three Class II directors, Doris Engibous, William M. Moore and William New, Jr., M.D., Ph.D., and two Class III directors, James B. Hawkins and David Nierenberg. Our existing Class I and Class II directors will serve until our annual meetings of stockholders to be held in 2005 and 2006, respectively, and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

In February 2004, James J. Bochnowski resigned as a director. Mr. Bochnowski had served as a director since 1991, and we would like to thank him for his service as a director.

In April 2004, Tim C. Johnson resigned as a director. Mr. Johnson had served as a director since 1996. We would like to thank Mr. Johnson for his service as a director and as an executive officer. In April 2004, Mr. Hawkins was hired as our president and chief executive officer and was appointed to the board of directors to fill the vacancy created by Mr. Johnson’s resignation.

Mr. Nierenberg, a current Class III director, is not standing for reelection at the annual meeting. Mr. Nierenberg has served as a director since 1991. We would like to thank Mr. Nierenberg for his service as a director.

In April 2004, upon recommendation of the Nominating and Governance Committee, the board of directors appointed Mark D. Michael as a Class I director and Doris Engibous as a Class II director. Additional information regarding Mr. Michael and Ms. Engibous is provided below.

Nominees

On recommendation of the Nominating and Governance Committee, the board of directors has nominated James B. Hawkins and Robert A. Gunst for election at the annual meeting to Class III of the board of directors. If elected, Mr. Hawkins and Mr. Gunst will serve as directors until the annual meeting of stockholders in 2007, and until their successors are elected and qualified or until their earlier resignation or removal.

Robert A. Gunst was recommended as a nominee by a non-management member of our board of directors. The board of directors has determined that Mr. Gunst is independent within the meaning of the rules of the Securities and Exchange Commission and the corporate governance standards of The NASDAQ Stock Market. Additional information regarding Mr. Hawkins and Mr. Gunst is provided below.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for election of Mr. Hawkins and Mr. Gunst as the Class III directors. In the event either Mr. Hawkins or Mr. Gunst is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. We are not aware that either Mr. Hawkins or Mr. Gunst will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of Mr. Hawkins and Mr. Gunst.

Cumulative Voting

Every stockholder voting to elect a director may cumulate such stockholder’s votes and give to one of the candidates to be elected a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder is entitled, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than the number of directors to be elected. In their discretion, the proxy holders may, when voting for directors, cumulate the votes represented by the proxies received. No stockholder shall be entitled to cumulate votes unless such candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the annual meeting, prior to the voting, of the intention to cumulate the stockholder’s votes. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Information Concerning the Nominees and Incumbent Directors

The following table sets forth, as of April 28, 2004 the name and age of the nominees and each of our other directors whose terms of office continue after the annual meeting, the principal occupation of each and the period during which each has served as a director. Information as to the stock ownership of each of our directors and all of our current executive officers as a group is set forth below under “Principal Stockholders.”

Name	Age	Position(s) with Natus	Director Since
Class III nominees:
Robert A. Gunst	56	Nominee for Director
James B. Hawkins	48	Chief Executive Officer, President and Director	2004

Class II directors:
Doris Engibous	49	Director	2004
William M. Moore	55	Director	1987
William New, Jr., M.D., PhD	61	Chairman of the Board and Director	1987

Class I directors:
Ken Ludlum	50	Director	2002
Mark D. Michael	54	Director	2004

William New, Jr., M.D., Ph.D., one of our co-founders, has served as our chairman and as a director since 1987. Dr. New also served as our chief technology officer from 1987 to December 2002 and our chief executive officer from 1992 to July 1999. Dr. New served as a member of the clinical anesthesia faculty at Stanford University Medical Center from 1975 to August 2000. Dr. New served as the chairman of the Board of Visitors of the Duke University Medical Center from 1994 to 1998. Dr. New was a co-founder and the chairman of Nellcor Incorporated, a medical device company, prior to joining our company. Dr. New holds a Bachelor of Science degree and a Masters of Science degree in Engineering from Stanford University, a Doctor of Medicine degree from Duke University and a Doctorate degree in Physiology from the University of California at Los Angeles.

William M. Moore has served as a director since our inception and is one of our co-founders. From February 2004 to present, Mr. Moore has served as a partner of Blue Line Partners, a private equity firm. From April 1989 to May 1992, Mr. Moore served as our chief executive officer. Mr. Moore served as chief executive officer of Metasensors, Inc., a medical device company, from August 1997 to March 2003. From June 1992 to August 1997, Mr. Moore was a general partner of Alpine Partners, a venture capital firm. Mr. Moore holds a Bachelor of Science degree in Business from the University of Utah.

Ken Ludlum has served as a director since 2002. Mr. Ludlum is chairman of the board of directors of Revivant Corporation, a venture backed medical technology company, and since June 2003, its president and chief executive officer. From November 2001 to June 2003, Mr. Ludlum served as a board member and adviser to medical and technology companies. From September 2000 to November 2001, Mr. Ludlum was the vice president international of Endovasix, Inc., a medical device company. From 1996 to February 2000, Mr. Ludlum was vice president finance and administration and chief financial officer of Perclose, Inc., a medical device company. Prior to that, he was employed in investment banking at Montgomery Securities and Dean Witter Reynolds. He holds a Bachelor of Science degree in Business from Lehigh University and a Masters of Business Administration degree from Columbia University.

James B. Hawkins joined Natus as president, chief executive officer and director in April 2004. Mr. Hawkins is nominated for election as a Class III member of the Company’s board of directors for a term commencing on the date of our 2004 Annual Meeting. Prior to joining Natus Mr. Hawkins was president, chief executive officer and a director of Invivo Corporation, a developer and manufacturer of multi-parameter vital sign monitoring equipment, and its predecessor from August 1985 through January 2004. Mr. Hawkins also served as Secretary of Invivo from July 1986 through January 2004. He earned his undergraduate degree in Business Commerce from Santa Clara University and his Masters degree in Business Administration from San Francisco State University.

Robert A. Gunst is nominated for election as a Class III member of the Company’s board of directors for a term commencing on the date of our 2004 Annual Meeting. Mr. Gunst is a private investor and currently serves on the board of directors of American Residential Investment Trust, Inc. (Amex: INV). Mr. Gunst was a member of the board of directors of Garden Fresh Restaurants Corp. from 1996 through its sale in March 2004, serving as Chairman of the Board from January 2003. He previously served as President, Chief Executive Officer, and a director of The Good Guys, Inc., one of the largest specialty retailers of higher-end entertainment electronics in the nation. Mr. Gunst is also a member of the Dean’s Advisory Council of the Graduate School of Management at the University of California, Davis. He has a Master’s Degree in Business Administration from the University of Chicago’s Graduate School of Business and a Bachelor of Arts Degree in Economics from Dartmouth College.

Mark D. Michael joined the Company’s board of directors in April 2004. Mr. Michael currently serves as a private investor and director. Mr. Michael was senior vice president, legal, general counsel and secretary of 3Com from September 1997 through 2003. He joined 3Com in 1984 as counsel, was named assistant secretary in 1985, and general counsel in 1986. Prior to joining 3Com, Mr. Michael was engaged in the private practice of law with firms in Honolulu, Hawaii and in San Francisco. He also serves as a director of Nollenberger Capital Partners and on the Finance Committee of the American Society of Corporate Secretaries. Mr. Michael holds a Juris Doctorate from the University of California at Los Angeles and a Bachelor of Arts degree from Stanford University.

Doris Engibous joined the Company’s board of directors in April 2004. Ms. Engibous currently serves as a consultant and adviser to medical technology companies. Ms. Engibous served from 2000-2003 as President of Nellcor, a Tyco Healthcare Group/Tyco International, Ltd. business. Ms. Engibous previously served from 1986 through 2000 at Nellcor and its successors Nellcor Puritan Bennett Inc. and Mallinckrodt, Inc., in several executive capacities including as vice president, general manager, and global business leader. Ms. Engibous holds a Bachelor of Science degree in chemical engineering from the University of Michigan.

The foregoing is the list of nominees and directors whose terms of office continue after the annual meeting. In addition, David Nierenberg, who has served as a director since August 1991, is not standing for reelection at the annual meeting. From January 1996 to present, Mr. Nierenberg has been the president of Nierenberg Investment Management Company, Inc., which provides investment services and is the general partner of The D3 Family Fund, a private investment partnership. From November 1986 to December 1995, Mr. Nierenberg was a general partner of Trinity Ventures, a venture capital firm. Mr. Nierenberg also sits on the board of directors of Mexican Restaurants, Inc., formerly Casa Ole Restaurants, Inc., and from October 2001 until its sale in March 2004 was a member of the board of Garden Fresh Restaurant Corp., each an operator of restaurants. Mr. Nierenberg holds a Bachelor of Arts degree in History from Yale College and a Doctor of Jurisprudence degree from Yale Law School. Mr. Nierenberg, as a Class III Director, has decided to not seek re-nomination and, therefore, his term as Director expires on the date of our 2004 Annual Meeting.

There are no family relationships between any director or executive officer.

Vote Required and Board of Directors’ Recommendation

If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the board of directors. Abstentions and broker non-votes are not counted in the election of directors. The board of directors has unanimously approved James B. Hawkins and Robert A. Gunst as its nominees and recommends that stockholders vote “FOR” the election of James B. Hawkins and Robert A. Gunst.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

In accordance with the recommendation of the audit committee, the board of directors has appointed BDO Seidman, LLP to serve as the principal independent auditor of the Company for the year 2004, and that appointment is being submitted to the stockholders for ratification by majority vote.

Deloitte & Touche, LLP served as the company’s independent auditor for the fiscal year ended December 31, 2002. On September 12, 2003, the Company determined not to renew the engagement of Deloitte & Touche, LLP as the Company’s principal independent auditor.

On October 14, 2003 the Company appointed BDO Seidman, LLP to serve as the principal independent auditor for the fiscal year ended December 31, 2003, and they did so serve. A representative of BDO Seidman, LLP is expected to attend the annual meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate stockholder questions.

During the interim period from January 1, 2003 through September 12, 2003, there were no disagreements between the Company and Deloitte & Touche, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, LLP, would have caused Deloitte & Touche, LLP to make reference to the subject matter of the disagreement in connection with its report.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during the period beginning January 1, 2003 through September 12, 2003. During the period from January 1, 2003 through October 14, 2003, The Company did not consult with BDO Seidman, LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Fees

The following table presents fees for professional audit services rendered by Deloitte and Touche, LLP for the audit of the Company’s annual financial statements for the year ended December 31, 2002, and BDO Seidman, LLP, for the audit of the Company’s annual financial statements for the year ended December 31, 2003, and fees billed for other services rendered by the two firms during those periods.

	FY 2003	FY 2002
Audit Fees (1)	$261,807	$121,482
Audit-Related Fees (2)	61,000	-0-
Tax Fees (3)	18,358	71,991
All Other Fees	-0-	-0-

Total Fees	$341,165	$193,473

1.	Audit Fees consist of the aggregate fees billed for professional services for the audit of the Company’s annual financial statements and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements. (Deloitte & Touche, LLP rendered audit fees in the year ended December 31, 2003, related to the reviews of the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2003.)
2.	Audit Related Fees consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” Such fees consisted primarily of financial due diligence services provided by Deloitte & Touche, LLP related to an acquisition of the company.

3.	Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. For the periods presented above, these fees included fees paid for preparation of U.S. federal and state returns and other tax consulting services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by our independent auditors in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required and Board of Directors’ Recommendation

Stockholder ratification of the selection of BDO Seidman, LLP as our independent public accountants is not required by our bylaws or other applicable legal requirement. However, the board of directors is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee and the board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the board of directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve this proposal. Abstentions will have the same effect as a vote against this proposal. The board of directors has unanimously approved this proposal and recommends that stockholders vote “FOR” the ratification of the selection of BDO Seidman, LLP as independent public accountants for the year ending December 31, 2004.

CORPORATE GOVERNANCE

Board of Directors and Committee Meetings

Our board of directors held nine meetings during 2003. All of our directors attended at least 75% of the meetings of the board of directors and any applicable committee of the board of directors held while they were members of our board of directors or the applicable committee, except that James J. Bochnowski, a former director, was unable to attend three board of directors meetings. Natus encourages members of the board of directors to attend our annual stockholder meetings. In 2003, three directors attended our Annual Meeting of Stockholders.

Our board of directors currently has three committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Audit Committee

The purpose of the Audit Committee is to oversee and monitor our accounting and financial reporting processes, our financial statement audits, the qualifications, independence and performance of our independent auditors and our internal accounting and financial controls; to pre-approve audit and non-audit services; to review, approve and monitor our Code of Business Conduct and Ethics; and to establish procedures for receiving, retaining and treating complaints regarding accounting, internal accounting controls or auditing matters. A copy of the Audit Committee Charter is available on our corporate website.

The Audit Committee currently consists of Ken Ludlum, William M. Moore and David Nierenberg. None of the Audit Committee members is an employee and the board of directors has determined that all of them are independent within the meaning of the rules of the Securities and Exchange Commission and the corporate governance standards of The NASDAQ Stock Market. Our board of directors has determined that Mr. Ludlum is qualified as an audit committee financial expert within the meaning of the Securities and Exchange Commission rules and has confirmed that the other members of the Audit Committee are able to read and understand financial statements. As Mr. Nierenberg is not standing for reelection at the 2004 Annual Meeting of Stockholders, it is anticipated that another independent director will be appointed to the Audit Committee. The Audit Committee held eleven meetings in 2003. The report of the Audit Committee for fiscal 2003 is included in this proxy statement.

Compensation Committee

The Compensation Committee is responsible for determining or recommending to the board of directors salaries, incentives and other forms of compensation for executive officers and other employees and administers various incentive compensation and benefit plans. A copy of the Compensation Committee Charter is available on our corporate website.

The Compensation Committee currently consists of William M. Moore, Ken Ludlum and David Nierenberg. Mr. Ludlum joined the Compensation Committee after the resignation of James J. Bochnowski, a former director, in February 2004. None of the Compensation Committee members is an employee of Natus and all of them are independent within the meaning of the corporate governance standards of The NASDAQ Stock Market. As Mr. Nierenberg is not standing for reelection at the 2004 Annual Meeting of Stockholders, it is anticipated that another independent director will be appointed to the Compensation Committee. The Compensation Committee held two meetings in 2003. The report of the Compensation Committee for fiscal 2003 is included in this proxy statement.

Nominating and Governance Committee

The Nominating and Governance Committee is expected to identify, evaluate and recommend nominees to the board of directors as well as evaluate the composition, organization and governance of the board of directors and its committees and develop and recommend corporate governance principles and policies. The Nominating and Governance Committee also supervises the board of directors’ annual review of director independence and the Board’s performance self-evaluation. A copy of the Nominating and Governance Committee Charter is available on our corporate website.

The Nominating and Governance Committee currently consists of David Nierenberg, Ken Ludlum and William M. Moore. Mr. Ludlum joined the Nominating and Governance Committee after the resignation of James J. Bochnowski, a former director, in February 2004. As Mr. Nierenberg is not standing for reelection at the 2004 Annual Meeting of Stockholders, it is anticipated that another independent director will be appointed to the Nominating and Governance Committee. The Nominating and Governance Committee held one meeting in 2003.

Policy for Director Recommendations and Nominations

The Nominating and Governance Committee will consider board candidates recommended by board members, management and security holders. In submitting recommendations for consideration, security holders may follow any of the following procedures. Security holders may (1) communicate directly any such recommendation, on a confidential basis, to the members of the Company’s board by sending an email to BoardofDirectors@natus.com, or (2) communicate such recommendation by any means including mail, fax, email or phone to the Chairperson of the Company’s Nominating and Governance Committee, or to the Chairman of the Board of Directors of the Company. Additionally, the Company’s Bylaws contain procedures by which stockholders may submit nominations for vote at the annual meeting of the stockholders. Stockholders may receive a copy of the Company’s Bylaws by making a written request to the Secretary of the Company. The Company did not receive any recommended nominee from a security holder for consideration in this Proxy Statement.

The following are specific minimum qualifications that the Nominating and Governance Committee believes must be met by all board nominees:

•	Directors should possess the highest personal and professional ethics, integrity and values, and to be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a board representing diverse experience at policy-making levels in business, health care and technology, and in areas that are relevant to the company’s global activities.

•	Directors must have, and be willing to devote, sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the board for an extended period of time. Directors should not serve on more than four other boards of public companies in addition to the Natus board.

•	Director nominees must have demonstrated a history of good business judgment, and possess financial and governance literacy. They must have the experience and the value-adding temperament to be good outside directors of a public company.

The following are specific qualities or skills that the nominating committee believes are necessary for one or more of the company’s directors to possess:

•	The board desires to have more than one independent financial expert. Experience with a publicly traded company, including experience as a proactive, diligent outside director, is desirable.

•	Proven ability to understand the dynamic between management and board members, and to effectively manage that dynamic for the benefit of the Company, is important.

•	Some experience with Wall Street, and operational experience, is helpful.

•	Some understanding of the medical market, and transaction experience, is also helpful.

Members of the Nominating and Governance Committee will use their professional contacts to identify nominees. If necessary, outside recruiters will also be used. The Chairperson of the Nominating and Governance

Committee will collect and organize the data on potential nominees, and with the help of the Secretary of the Company will undertake initial due-diligence evaluation into nominee qualifications and background. Members of the Nominating and Governance Committee, as well as the Chairman of the Board of Directors and all board members, will interview those candidates who are nominated by the Committee. The full board votes to approve nominees after considering the recommendation of the Nominating and Governance Committee.

Robert A. Gunst is the only nominee approved by our Nominating and Governance Committee and board of directors for inclusion on our proxy card who is not an executive officer or director standing for re-election. He was recommended as nominee by a non-management member of our board of directors. He is nominated to serve as a Class III director. The Company did not pay a fee to any third party for services in connection with his nomination.

Director Independence

In March 2004, the board undertook a review of the independence of its directors and considered whether any director had a material relationship with Natus or its management that could compromise his ability to exercise independent judgment in carrying out his responsibilities. In April 2004, in connection with the appointment to the board of directors of Doris Engibous and Mark D. Michael, the board also reviewed the independence of Ms. Engibous and Mr. Michael and considered whether either had a material relationship with Natus or its management that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of these reviews, the board affirmatively determined that Ken Ludlum, William M. Moore, David Nierenberg, Doris Engibous and Mark D. Michael are independent of Natus and its management under the corporate governance standards of The NASDAQ Stock Market.

Code of Business Conduct and Ethics

We have a code of business conduct and ethics that applies to all of our employees, including our principal executive officer, principal financial officer, and principal accounting officer or controller. This code of business conduct and ethics is posted on our internet website. The internet address for our website is www.natus.com, and the code of business conduct and ethics may be found in the “Governance” section of our “Investor” web page.

Director Compensation

Directors who are not also employees receive automatic option grants under our 2000 director option plan. Each new non-employee director is automatically granted an option to purchase 30,000 shares of our common stock at the time he or she is first elected to our board of directors or was a non-employee director at the effective date of the 2000 director option plan. Each non-employee director receives a subsequent option grant to purchase 10,000 shares of our common stock at the first meeting of the board of directors following our annual meeting of our stockholders. All options granted under the director option plan are granted at the fair market value of our common stock as reported on the NASDAQ National Market on the last market trading day prior to the date of the grant. The initial 30,000 share grants become exercisable at a rate of 1/36th of the shares per month after the date of grant. The subsequent 10,000 share grants become exercisable at the rate of 1/12th of the shares per month.

In April 2004, our board of directors also determined to provide cash compensation to outside members of the board of directors for future meetings. Effective upon the election of directors at the 2004 Annual Meeting of Stockholders, each outside director will be paid a fee of $1,500 per in-person meeting of our board of directors attended by the director. A fee of $500 will be paid to each outside director for each telephonic meeting of the board of directors, and for each committee meeting attended whether telephonically or in person. In addition, outside board members will be paid quarterly retainers. The chairman of the audit committee will receive $6,000 quarterly, and other outside directors will receive $3,000 quarterly. Directors are reimbursed for the costs of travel incurred in attending our board and committee meetings. In addition to compensation provided to outside members of our Board, William New Jr., M.D., Ph.D., the Chairman of our Board of Directors, receives annual cash compensation of $75,000 from the Company for his services as Chairman.

Stockholder Communications to Directors

Our board of directors provides a process for stockholders to send communications to the board of directors by means of email directed to: BoardofDirectors@natus.com.

Compensation Committee Interlocks and Insider Participation

Our compensation committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees. Our compensation committee consists of Mr. Moore, Mr. Ludlum and Mr. Nierenberg. Mr. Moore was our chief executive officer from April 1989 to May 1992. During 2003, Mr. Johnson, then our president and chief executive officer, participated in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants. He was excluded, however, from discussions regarding his own salary and incentive compensation. No interlocking relationship exists between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

PRINCIPAL STOCKHOLDERS

The following table provides information relating to the beneficial ownership of our common stock as of April 16, 2004 by:

•	each stockholder known by us to own beneficially more than 5% of our common stock;

•	each of our executive officers named in the summary compensation table on page 14;

•	each of our directors and nominees for board of directors; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined based on the rules of the Securities and Exchange Commission. The column captioned “Total Shares and Shares Underlying Exercisable Options Beneficially Owned” includes the number of shares of our common stock subject to options that are currently exercisable or will become exercisable on or before June 15, 2004. The number of shares subject to options that each beneficial owner has the right to acquire on or before June 15, 2004 is listed separately under the column “Number of Shares Underlying Options.” These shares are not deemed exercisable for purposes of computing the beneficial ownership of any other person. Percent of beneficial ownership is based upon 16,648,177 shares of our common stock outstanding as of April 16, 2004. The address for those individuals for which an address is not otherwise provided is c/o Natus Medical Incorporated, 1501 Industrial Road, San Carlos, California 94070. Unless otherwise indicated, we believe the stockholders listed have sole voting or investment power with respect to all shares, subject to applicable community property laws.

Name and Address	Number of Outstanding Shares Beneficially Owned	Number of Shares Underlying Options Exercisable on or before June 15, 2004	Total Shares and Shares Underlying Exercisable Options Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned
Principal Stockholders
The Nierenberg Parties (1)	961,357	43,333	1,004,690	6.03%
19605 NE 8th Street Camas, Washington 98607

The Baupost Group, L.L.C. (2)	997,500	—	997,500	5.99%
10 St. James Avenue, Suite 2000 Boston, MA 02116

Perry Corp. (3)	3,987,940	—	3,987,940	23.95%
599 Lexington Avenue New York, NY 10022

Tim C. Johnson (4)	281,683	623,375	905,058	5.43%

Executive Officers, Directors and Nominees
William New, Jr., M.D., Ph.D.	1,034,618	14,167	1,048,785	6.29%
David Nierenberg (1)	961,357	43,333	1,004,690	6.03%
William M. Moore (5)	170,402	43,333	213,735	1.28%
Ken Ludlum	—	24,166	24,166	*
Glenn A. Bauer	—	—	—	*
Mark E. Foster (6)	29,236	94,082	123,318	*
William L. Mince	1,100	34,376	35,476	*
George R. Ryan	1,470	63,021	64,491	*
Kenneth M. Traverso (7)	284,969	149,166	434,135	2.61%
James B. Hawkins (8)	—	—	—	*
Doris Engibous (9)	—	—	—	*
Robert A. Gunst (10)	—	—	—	*
Mark D. Michael (11)	—	—	—	*
All current executive officers and directors as a group (15 persons)	2,834,342	1,190,790	4,025,132	24.18%

*	Less than 1%
(1)	Reflects ownership reported on a Form 4 filed with the Securities and Exchange Commission on March 3, 2004. Total shares beneficially owned includes 584,396 shares of common stock held by The D3 Family Fund, L.P., 239,050 shares of common stock held by the D3 Family Retirement Fund, L.P., 64,811 shares of common stock held by the D3 Children’s Fund, L.P., 71,600 shares of common stock held by the D3 Offshore Fund, L.P. and 1,500 shares of common stock held by Henry E. Hooper. Mr. Nierenberg is the president of Nierenberg Investment Management Company, Inc., which is the general partner of The D3 Family Fund, L.P. Nierenberg Investment Management Company, Inc. separately manages and has voting and dispositive power over the shares of common stock held by Mr. Hooper. The D3 Family Fund, L.P. disclaims beneficial ownership of all shares of our common stock except those held in its name. Nierenberg Investment Management Company, Inc. disclaims beneficial ownership of all shares of our common stock, except to the extent of its pecuniary interest in The D3 Family Fund, L.P. Mr. Nierenberg disclaims beneficial ownership of all shares of our common stock, except his option to purchase our common stock and to the extent of his pecuniary interest in The D3 Family Fund, L.P. Mr. Nierenberg serves as a Class III director through the date of our 2004 Annual Meeting and has decided to not stand for re-election to our board.
(2)	Reflects ownership reported on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2004.
(3)	Reflects ownership reported on a Schedule 13D filed with the Securities and Exchange Commission on March 5, 2004.
(4)	Includes 39,200 shares of common stock held by Mr. Johnson as a custodian for his children. Mr. Johnson resigned as President, Chief Operating Officer and Chief Executive Officer, and as a member of the board of directors, in April 2004.
(5)	Includes 164,592 shares of common stock held by Mr. Moore’s family trust and 3,150 shares held by Mrs. Moore.
(6)	Includes 20,000 shares of common stock held by Mr. Foster’s retirement trust and 6,000 shares held by Mr. Foster’s daughter over which Mr. Foster holds investment control.
(7)	Includes 8,572 shares of common stock held by Mr. Traverso’s family trust and 4,100 shares held by Mrs. Traverso’s IRA.
(8)	Mr. Hawkins was appointed as our President and Chief Executive Officer, and as a member of our board of directors, in April 2004.
(9)	Ms. Engibous became a member of our board of directors in April 2004.
(10)	Mr. Gunst is nominated for election at our 2004 Annual Meeting as a Class III member of our board of directors.
(11)	Mr. Michael became a member of our board of directors in April 2004.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth certain information regarding the compensation of our Chief Executive Officer and our four next most highly compensated executive officers for 2003 for services rendered in all capacities for the years indicated.

		Annual Compensation				Long-Term Compensation Awards
Securities
Name and Principal Position	Fiscal Year	Salary	Bonus/ Commission			Underlying Options(#)	All Other Compensation
Tim C. Johnson Chief Executive Officer, President, Chief Operating Officer and Director	2003 2002 2001	$319,385 280,000 264,231	$	— — 10,000		— 50,000 —	$	— — —

Kenneth M. Traverso Vice President, Worldwide Sales	2003 2002 2001	$166,981 154,615 145,000		$55,943 46,026 54,000	(1)	50,000 75,000 10,000	$	— — —

Mark E. Foster General Counsel and Secretary, Vice President	2003 2002 2001	$200,000 128,725 —		$10,000 — —		10,000 116,100 —	$	— — —

George R. Ryan Vice President, Business Development	2003 2002 2001	$186,308 131,250 —		$15,000 — —		10,000 110,000 —	$	— — —

William M. Mince Vice President, Operations	2003 2002	$168,000 30,769	$	— —		— 75,000	$	— —

Glenn A. Bauer (2) Chief Financial Officer	2003 2002	$94,448 47,500	$	— —		— —		$45,920 —

(1)	Bonus/commission income for 2001 consists of commissions of which (i) $36,700 was earned and paid in 2001; and (ii) $17,300 was earned in 2001 and paid in 2002.
(2)	Mr. Bauer resigned as our Chief Financial Officer effective May 30, 2003.

Option Grants in 2003

The following table provides information relating to options to purchase common stock granted to each of the executive officers named in the compensation table above during 2003. These options were granted under our 2000 stock option plan and have a term of 10 years, subject to earlier termination in the event the optionee’s services to us cease.

The exercise price of the options we grant is equal to the fair market value of our common stock as measured by the closing sales price of our common stock in trading on the Nasdaq National Market on the last market trading day prior to the date of grant. The exercise price may be paid by cash or check, promissory note or surrender of shares of our common stock owned by the optionee for more than six months. Generally, the options granted under our 2000 stock option plan to other than new employees vest in equal monthly installments over a four year period, as long as the optionee continues to be our employee or to provide consulting services to us.

The potential realizable value of options is calculated by assuming that the price of our common stock increases from the exercise price at assumed rates of stock appreciation of 5% and 10%, compounded annually over the 10 year term of the option, and subtracting from that result the total option exercise price. These assumed appreciation rates comply with the rules of the Securities and Exchange Commission and do not represent our prediction of the performance of our stock price.

During 2003, we granted options to acquire 577,516 shares of common stock to employees and consultants under our 2000 stock option plan and our 2000 supplemental option plan. Of these options, we granted options to acquire 153,000 shares of common stock with a weighted average exercise price of $3.68 to all of our current executive officers, including the executive officers named in the table below, and options to acquire 458,600 shares of common stock with a weighted average exercise price of $4.30 to our employees who are not executive officers.

	Individual Grants				Potential Realizable Values at Assumed Annual Rates of Stock Price Appreciation for Options Term
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2003	Exercise Price Per Share	Expiration Date
Name					5%	10%
Tim C. Johnson	—	—	—	—	—	—
Kenneth M. Traverso	50,000	8.18%	$3.50	02/27/13	$110,057	$278,905
Mark E. Foster	4,375.72%		$4.50	09/12/13	$10,885	$28,994
	5,625.92%		$4.50	09/12/13	$13,995	$37,278
George R. Ryan	4,375.72%		$4.50	09/12/13	$10,885	$28,994
	5,625.92%		$4.50	09/12/13	$13,995	$37,278
William M. Mince	—	—	—	—	—	—
Glenn A. Bauer	—	—	—	—	—	—

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information relating to option exercises by the executive officers identified in the summary compensation table during 2003. In addition, it indicates the number and value of vested and unvested options held by these executive officers as of December 31, 2003.

The “Realized Value” on option exercises is equal to the difference between the fair market value of our common stock on the date of exercise less the exercise price. The “Value of Unexercised In-the-Money Options at December 31, 2003” is based on $4.19 per share, the closing sales price of our common stock in trading on the Nasdaq National Market on December 31, 2003, less the exercise price, multiplied by the aggregate number of shares subject to outstanding options.

	Shares Acquired on Exercise	Realized Value		Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003
Name				Exercisable(#)	Unexercisable(#)	Exercisable	Unexercisable
Tim C. Johnson	—		—	317,430	61,549	$720,738	$32,585
Kenneth M. Traverso	—		—	120,521	114,479	$17,615	$54,910
Mark E. Foster	—		—	62,394	75,906	$4,306	$7,608
George R. Ryan	—		—	48,542	71,458	$4,877	$6,623
William M. Mince	—		—	21,875	53,125	$20,322	$49,353
Glenn A. Bauer	9,500 3,000	$ $	8,597 3,030	— —	— —	— —	— —

Employment Agreements and Change in Control Arrangements

In November 2002, we entered into employment agreements with our executive officers Mark E. Foster, William L. Mince, George R. Ryan, and Kenneth M. Traverso, in March 2003 with D. Christopher Chung, in May 2003 with Steven J. Murphy and with James B. Hawkins in April 2004. Under the terms of each agreement, should an officer’s employment with us terminate other than for cause, death or disability, the officer shall be entitled to (i) receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his base salary rate, as then in effect, for a period equal to nine months, plus one month for each twelve months of employment, up to a maximum of one year from the date of such termination (Mr. Hawkins’ agreement provides for one-year severance), to be paid periodically in accordance with our normal payroll policies; (ii) the immediate vesting and exercisability of 100% of the shares subject to all of the officer’s options to purchase our common stock outstanding on the date of such termination and (iii) continued payment by us of the COBRA benefits through the lesser of (x) eighteen months from the effective date of such termination, (y) the date upon which the officer and the officer’s eligible dependents become covered under similar plans, or (z) the date the officer no longer constitutes a “Qualified Beneficiary” (as such term is defined in Section 4980B(g) of the Internal Revenue Code of 1986, as amended); provided, however, that the officer will be solely responsible for electing such coverage within the required time periods. Mr. Hawkins’ agreement requires him to be employed by the Company for a continuous period of 180 days before our severance obligations arise. The current annual base salaries for our executive officers are as follows: James B. Hawkins, $310,000; Steven J. Murphy, $146,550; George R. Ryan, $180,000; Mark E. Foster, $200,000; William L. Mince, $185,000; D. Christopher Chung, $175,000; and Kenneth M. Traverso, $180,000.

On January 30, 2004, the Company entered into a Transition Agreement and Release with Tim C. Johnson, the Company’s president, chief executive officer, chief operating officer, and a director. Pursuant to the agreement, the Company and Mr. Johnson agreed on the terms and conditions of termination of his employment with the Company and for an orderly transition of his employment duties to his successor. Pursuant to the agreement, Mr. Johnson continued to serve in his prior capacities until his successor began work in April 2004, at which time Mr. Johnson’s employment by the Company terminated. The agreement also contains a severance agreement that provides that Mr. Johnson will be paid an amount equal to his previous salary and medical benefits for eighteen months thereafter. Also pursuant to the agreement, Mr. Johnson’s existing stock options immediately vested, and he was given an extension of time until April 22, 2007, within which to exercise certain of those stock options. Also pursuant to the agreement, Mr. Johnson released the Company from specified claims arising from his employment. Mr. Johnson resigned from our board of directors on April 23, 2004, pursuant to the terms of the Transition Agreement and Release.

Under our 1991 and 2000 incentive stock option plans our employees receive grants of options to purchase our common stock that typically have terms of ten years. These plans provide that after certain “change in control” events (as defined in each plan), including, for example, our merger with or into another corporation or the sale of all or substantially all of our assets, outstanding options may be assumed, or equivalent options may be substituted, by the successor corporation. Thereafter, if the optionee’s status as our employee or employee of the successor corporation is terminated within 12 months other than by a voluntary resignation or termination for cause, the option becomes fully exercisable. Further, if the successor corporation does not assume an outstanding option or substitute for it an equivalent option, the option becomes fully vested and exercisable. The specific terms and conditions pertaining to the foregoing are set forth in our stock option plans.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

During 2003, executive compensation matters were approved by the compensation committee of the board of directors. The compensation committee operates under a written charter adopted by the board of directors in July 2000. The following is the report of the compensation committee with respect to compensation during 2003.

General Compensation Philosophy

The primary objectives of the executive compensation policies of the compensation committee include the following:

•	To attract, motivate and retain a highly qualified executive management team;

•	To link executive compensation to our financial performance as well as to define individual management objectives established by the compensation committee;

•	To compensate competitively with the practices of similarly situated technology companies; and

•	To create management incentives designed to enhance stockholder value.

Natus competes in an aggressive and dynamic industry and, as a result, the compensation committee believes that finding, motivating, and retaining quality employees, particularly senior managers, sales personnel and technical personnel are important factors to Natus’ future success. The compensation philosophy of the compensation committee seeks to align the interests of stockholders and management by tying compensation to Natus’ financial performance, either directly in the form of salary and bonuses paid in cash or indirectly in the form of appreciation of stock options granted to Natus’ principal executive officers.

Cash Compensation

Natus seeks to provide cash compensation to its executive officers, including base salary and bonus, at levels that are commensurate with cash compensation of executives with comparable responsibility at similarly situated technology companies. Annual increases in base salary are determined on an individual basis based on market data and a review of the officer’s performance and contribution to various individual, departmental and corporate objectives. Cash bonuses are intended to provide additional incentives to achieve such objectives.

The salaries and cash bonuses of each of Natus’ executive officers, other than the chief executive officer, were determined by the compensation committee. The Compensation Committee considered the recommendation of the chief executive officer. The chief executive officer’s base salary was determined by the compensation committee.

In addition to annual salary, cash bonuses for the chief executive officer are based on various performance targets established by the compensation committee. Cash bonuses may also be earned by operational vice presidents based on their divisional financial performance. Mr. Johnson, our chief executive officer during 2003, did not receive a bonus during 2003.

Based on a review of public company proxy data and other relevant market data, the compensation committee believes that cash compensation paid to Natus’ executive officers, including the chief executive officer, was generally consistent with amounts paid to officers with similar responsibilities at similarly situated medical device companies. We note that competition for qualified management and technical personnel in Natus’ industry is intense, and we expect such competition to remain intense for the foreseeable future. As a result, in order to insure access to qualified personnel, the compensation committee believes that it will continue to be necessary to provide compensation packages, consisting of cash compensation and equity incentives, that are at least competitive with, and in certain instances superior to, compensation paid by other similarly situated medical device companies.

Equity-Based Compensation

Natus provides long term incentives through its 2000 stock option plan. Prior to Natus’ July 2001 initial public offering, Natus provided long-term incentives through its 1991 stock option plan and its 2000 supplemental stock option plan. Stock options are periodically granted under the 2000 stock option plan to provide additional incentive to executives and other employees to maximize long-term total return to our stockholders. Stock options are a particularly strong incentive, because they are valuable to employees only if the fair market value of our common stock increases above the exercise price, which is set at the fair market value of our common stock on the date the option is granted. In addition, employees must remain employed for a fixed period of time in order for the options to vest fully. Options generally vest over a four-year period to encourage option holders to continue in our employ.

All of the options granted to our executive officers in 2003 were approved by the compensation committee. With respect to options granted to Natus’ executive officers, the compensation committee considers in making its determination as to the size of the option grant the executive’s position with Natus, the executive’s individual performance, the number of options held (if any) and the extent to which those options are vested, and any other factors that the committee may deem relevant.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to our chief executive officer and to each of the other four most highly compensated executive officers. Natus may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including stockholder approval). Natus has adopted a policy that, where reasonably practicable, Natus will seek to qualify variable compensation paid to its executive officers for an exemption from the deductibility limitations of 162(m).

Respectfully submitted by:

THE COMPENSATION COMMITTEE

WILLIAM M. MOORE

DAVID NIERENBERG

KEN LUDLUM

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee of the board of directors is composed of three independent directors, as determined under the applicable rules of the National Association of Securities Dealers. The board of directors appointed the members of the audit committee. The members of the audit committee at December 31, 2003 were Ken Ludlum, William M. Moore and David Nierenberg.

The audit committee operates under a written charter adopted by the board of directors in September 2000 and amended March 27, 2003. The audit committee monitors and reviews Natus’ financial controls and financial reporting process. The committee provides the board of directors with the results of the committee’s examinations and recommendations, outlines to the board of directors improvements made or to be made in internal accounting controls, nominates independent public accountants and provides the board of directors with any additional information and materials as the committee may deem necessary to make the board of directors aware of significant financial matters that require the board of directors’ attention. The audit committee does not conduct auditing reviews or procedures. The audit committee relies on management’s representation that Natus’ financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on Natus’ financial statements.

The audit committee has met and held discussions separately and jointly with each of management and Deloitte & Touche, LLP and BDO Seidman, LLP, Natus’ independent public accountants during 2003. Management represented to the audit committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. The audit committee has reviewed and discussed the consolidated financial statements with management and the independent public accountants. The audit committee also discussed with Deloitte & Touche, LLP and BDO Seidman, LLP those matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380).

Deloitte & Touche, LLP and BDO Seidman, LLP provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed with the independent public accountants each firm’s independence.

Based on the audit committee’s discussions with management and the independent public accountants and the audit committee’s review of the representations of management and the report of the independent public accountants to the audit committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in Natus’ annual report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Respectfully submitted by:

THE AUDIT COMMITTEE

KEN LUDLUM

WILLIAM M. MOORE

DAVID NIERENBERG

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms that we have received, or written representations from reporting persons, we believe that, except as described below, during the fiscal year ending December 31, 2003 all executive officers, directors and greater than ten percent stockholders complied with all applicable filing requirements. George R. Ryan, our vice president of business development, was late in filing a Form 4 that disclosed an option granted to him under our 2000 stock option plan. Mr. Ryan has since made the required filing. Mark E. Foster, our vice president and general counsel, was late in filing a Form 4 that disclosed an option granted to him under our 2000 stock option plan. Mr. Foster has since made the required filing. Bryan P. Flaherty, our former vice president of research and development, was late in filing a Form 4 that disclosed his sale of shares as issued pursuant to our 2000 stock option plan. Mr. Flaherty has since made the required filing.

RELATED PARTY TRANSACTIONS

In February 1999, in connection with the purchase of his home, we loaned Tim C. Johnson, then our president and chief executive officer, $250,000 under a secured, promissory note at the rate of 4.62%, compounded monthly. Mr. Johnson repaid the promissory note in full with interest in March 1999. Upon repayment, we provided a $310,000 certificate of deposit as collateral to a commercial bank against a five-year loan due in March 2004 to Mr. Johnson for $250,000, which he had received from that bank. The amount of the certificate of deposit we provided represented the amount which, when combined with interest on the certificate of deposit, was due from Mr. Johnson to the commercial bank at the end of the term of his loan. Interest earned on the initial balance of the certificate of deposit we pledged also became collateral for Mr. Johnson’s loan. The total collateral we pledged was equal to $334,000 as of December 31, 2003. During March 2004, in a series of nearly simultaneous transactions: (1) Mr. Johnson placed into escrow additional shares of our common stock in an amount sufficient, at the then current market price, to fully collateralize the principle and interest of the loan, (2) the company purchased those shares from Mr. Johnson at the then current market price and retired the shares, (3) Mr. Johnson used the proceeds from sale of the shares to pay the loan in full, and (4) the bank released the assignment of certificate of deposit. The company redeemed the certificate of deposit upon maturity in April 2004.

In February 2003, we entered into a voting agreement (the “Voting Agreement”) with Perry Corp. (“Perry”). As of April 16, 2004, Perry owned 3,987,940 of our outstanding shares of common stock; that amount represents shares beneficially owned by Perry Corp. and Richard C. Perry through his position as sole stockholder of Perry. The voting agreement terminated by its terms on March 5, 2004, when Perry’s ownership of our common stock fell below 4,348,400 shares, the number of shares that Perry held when we entered into the Voting Agreement in February 2003.

On January 30, 2004, the Company entered into a Transition Agreement and Release with Tim Johnson, then the Company’s president, chief executive officer, chief operating officer, and a director. Please see the section entitled Employment Agreements and Change in Control Arrangements for a discussion of that agreement.

In April 2004 we also entered into an Employment Agreement with our newly appointed president and chief executive officer, James B. Hawkins. Please see the section entitled Employment Agreements and Change in Control Arrangements for a discussion of that agreement.

COMPANY PERFORMANCE

The registration statement covering our initial public offering became effective July 19, 2001, and our common stock began trading on the Nasdaq National Market on July 20, 2001. The following graph shows a comparison, from July 19, 2001 through December 31, 2003, of cumulative total return for our common stock, the Nasdaq Composite Index and the Standard & Poor’s 500 Health Care Equipment Index. Such returns are based on historical results and are not intended to suggest future performance. Data for the Nasdaq Composite Index and the Standard & Poor’s 500 Health Care Equipment Index assume reinvestment of dividends. We have never paid dividends on our common stock and have no present plans to do so.

Comparison of Cumulative Total Return

Among Natus, the Nasdaq Composite Index and the Standard & Poor’s

500 Health Care Equipment Index

Assumes $100 invested on 7/19/01 in stock or on 6/30/01 in index—including reinvestment of dividends. Fiscal year ending December 31.

OTHER MATTERS

We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

It is important that your shares be represented at the annual meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

THE BOARD OF DIRECTORS OF

NATUS MEDICAL INCORPORATED

Dated:	April 29, 2004

DETACH HERE

PROXY

NATUS MEDICAL INCORPORATED

PROXY FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Natus Medical Incorporated, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 2004, and hereby appoints James B. Hawkins and Steven J. Murphy, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of Natus Medical Incorporated to be held on Friday, June 11, 2004, at 9:00 a.m. local time at the Company’s headquarters located at 1501 Industrial Road, San Carlos, California 94070 and any adjournment(s) or postponement(s) thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE LISTED NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN LLP AS INDEPENDENT ACCOUNTANTS FOR THE 2004 FISCAL YEAR.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

☒	Please mark votes as in this example.

1.	ELECTION OF DIRECTORS:

Nominees:	(01) James B. Hawkins (02) Robert A. Gunst

FOR the nominees listed above	WITHHOLD AUTHORITY to vote for the nominees listed above
☐	☐	☐ For all nominees except as noted above

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN LLP AS NATUS MEDICAL INCORPORATED’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004:

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter(s) that may properly come before the meeting and at any adjournment(s) or postponement(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                        ☐

Each of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) or postponement(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

This Proxy should be marked, dated, signed by the stockholder(s) exactly as his, her or its name appears herein, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate and include title and authority. If shares are held by joint tenants or as community property, both should sign. Corporations and other entities should provide the title of the authorized officer signing the proxy.

Signature:                                                     Date:                             Signature:                                                  Date: